Exhibit 99.7

May- 10--2004 12:07 To-7411430  From-LEONARD FELKER  T-687    P.002/002    F-351

                                               ORDERED.

Matthew R. K. Waterman                         Dated:May 06,2004
State Bar No.013124
WATERMAN &WATERMAN, P.C.
33 North Stone Avenue
Suite 2020                                  ____________________________________
Tucson, Arizona 85701                       Eileen W. Hollowell
Tel:     (520)-382-5000                     U. S. Bankruptcy Judge
Fax:     (520) 629-950
MRKW@watermanlaw.com

Attorneys for Examiner                      ___________________________________


                      IN THE UNITED STATES BANKRUPTCY COURT

                           FOR THE DISTRICT OF ARIZONA

In re                                 )                 Case No 02-02219-TUC-EWH
                                      )                (Chapter 11)
HAMILTON AVITION; INC.,               )
                                      )
                         Debtor.      ) ORDER APPROVING
                                      ) SETTLEMENT
                                      ) AGREEMENT
                                      )
                                      )

     Upon the Motion For Approval of Settlement Agreement (the "Motion") filed by Matthew R. K. Waterman, as the attorney to Carla Keegan, the court appointed examiner (the "Examiner") seeking approval of the segment agreement by and between Hamilton Aviation Inc. ("Seller") and Hamilton Aerospace Technologies, Inc. ("Buyer"); and after proper notice to all parties entitled thereto pursuant to the rules of this Court having been provided; and no Objections to the Motion having been filed; and after due de1iberation; and good cause appearing therefor:

     THE COURT HEREBY FINDS that Settlement Agreement is reasonable, necessary. and has provided value for the chapter 11 estate; and based thereupon

     IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that the Motion for approval of the settlement agreement be; and it hereby is approved.

     DATED:_______________________________________




                                              ----------------------------------
                                              Honorable Eileen W. Hollowell
                                              United States Bankruptcy Judge